EXHIBIT 24

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints J. Pedro Reinhard, Charles J. Kalil and Frank H. Brod, acting severally, as his or her attorney-in-fact and agent, to sign one or more registration statements on Form S-8 and any or all amendments (including post-effective amendments) to such registration statements in connection with the registration under the Securities Act of 1933 of shares of Common Stock of The Dow Chemical Company and other securities for The Dow Chemical Company 1988 Award and Option Plan, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting to said attorney-in-fact and agent full power and authority to perform any act in connection with any of the foregoing as fully to all intents and purposes as he or she might do in person, hereby ratifying and confirming all that said attorney-in-fact and agent may lawfully do or cause to be done by virtue hereof. Each attorney-in-fact and agent is hereby granted full power of substitution and revocation with respect hereto.
SIGNATURE	TITLE	DATE
/S/ A.A. Allemang_ A.A. Allemang	Director and Senior Advisor	February 10, 2005
/S/ J.K. Barton J.K. Barton	Director	February 10, 2005
/S/ F.H. Brod F.H. Brod	Vice President and Controller (Principal Accounting Officer)	February 10, 2005
/S/ A.J. Carbone A.J. Carbone	Director and Vice Chairman of the Board	February 10, 2005
/S/ J.M.Cook J.M. Cook	Director	February 10, 2005
/S/ W.D. Davis W.D. Davis	Director	February 10, 2005
/S/ J.M. Fettig J. M. Fettig	Director	February 10, 2005
/S/ B.H. Franklin B.H. Franklin	Director	February 10, 2005
/S/ A.N. Liveris A.N. Liveris	Director, President and Chief Executive Officer	February 10, 2005
/S/ K.R. McKennon K.R. McKennon	Director	February 10, 2005
/S/ J.P. Reinhard J.P. Reinhard	Director, Executive Vice President and Chief Financial Officer	February 10, 2005
/S/ J.M. Ringler J.M. Ringler	Director	February 10, 2005
/S/ H.T. Shapiro H.T. Shapiro	Presiding Director	February 10, 2005
/S/ W.S. Stavropoulos W.S. Stavropoulos	Director and Chairman of the Board	February 10, 2005
/S/ P.G. Stern P.G. Stern	Director	February 10, 2005